                                PROXY COVER
                               SCHEDULE 14A
                    Information Required in Proxy Statement

          Reg. sec. 240.14a-101.
                          SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                   CU BANCORP
         _____________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                               ANITA Y. WOLMAN, ESQ.
         _____________________________________________________________________
                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ______________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:

         ______________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         ______________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:

         ______________________________________________________________________
     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
                                   $125.00
        _____________________________________________________________________
     2) Form, Schedule or Registration Statement No.:
                                 Schedule 14a
        _____________________________________________________________________
     3) Filing Party:
                                  CU Bancorp
        _____________________________________________________________________
     4) Date Filed:
                                    5/4/94
        _____________________________________________________________________

CU BANCORP                                                               [LOGO]
16030 Ventura Blvd.
Encino, California 91436-4487
818-907-9122
FAX 818-907-5024                                                   May 25, 1994



To Our Shareholders:

                 You are cordially invited to attend the Annual Meeting of Shareholders of CU Bancorp (the "Company") which will be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California on Thursday, July 7, 1994 at 8:30 a.m.

                 At the meeting, you will be asked to elect as directors the seven individuals nominated by the Board of Directors. You will also be asked to approve the 1994 CU Bancorp Non-Employee Director Stock Option Plan. More detailed information about the nominees, the specified proposals and other matters regarding the Annual Meeting is included in the attached Proxy Statement.

                 Whether or not you plan to attend, please sign and return the accompanying proxy card in the postage-paid envelope as soon as possible so that your shares will be represented at the meeting. The Board of Directors suggests that you vote "FOR" each proposal listed on the proxy card. If you attend the meeting and ask to vote in person, you may withdraw your proxy then. It is important that your stock be represented.




                                           /s/ PAUL W. GLASS
                                           -----------------------------------
                                           Paul W. Glass
                                           Chairman of the Board

                                   CU BANCORP                          [LOGO]
                            16030 VENTURA BOULEVARD
                            ENCINO, CALIFORNIA 91436
                                 (818) 907-9122


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                 The Annual Meeting of Shareholders of CU Bancorp (the "Company") will be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California on Thursday, July 7, 1994 at 8:30 a.m., for the following purposes:

                 1. ELECTION OF DIRECTORS. To elect seven persons to serve as directors of the Company until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified. The following persons are the Board of Directors' nominees:

                          Kenneth L. Bernstein              Stephen G. Carpenter
                          Richard H. Close                  Paul W. Glass
                          M. David Nathanson                Ronald S. Parker
                          David I. Rainer

                 2. TO APPROVE THE 1994 CU BANCORP NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                 3. OTHER BUSINESS. To consider and transact such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.

                 Shareholders of record at the close of business on May 18, 1994 are entitled to notice of and to vote at the meeting.

________________________________________________________________________________

                 Provisions of the Bylaws of CU Bancorp govern nominations for election of members of the Board of Directors as follows:

Section 2.11. NOMINATION OF DIRECTORS. Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or ten (10) days after the date of mailing notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

         Pursuant to Section 225.72 of Regulation Y, issued by the Board of Governors of the Federal Reserve System, the Company is currently required to provide the Federal Reserve Board with 30 days' written notice before adding any person to its Board of Directors, and such person may begin service 30 days after a complete notice is filed unless the Federal Reserve Board has issued a notice of disapproval of the proposed addition before the expiration of such period. A new director may begin service before the 30-day period if the Federal Reserve Board waives the notice requirement or otherwise notifies the Company of its intention not to disapprove the addition. Accordingly, it may be appropriate for persons seeking to nominate any individual, other than those nominated by the Board of Directors, to consult their own legal counsel regarding the application and affect of Section 225.72 of Regulation Y.

         YOU ARE REQUESTED TO DATE, EXECUTE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, EITHER BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON, OR BY FILING WITH THE SECRETARY OF THE COMPANY, PRIOR TO THE MEETING, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ RICHARD H. CLOSE
                                           -----------------------------------
                                           Richard H. Close
                                           Secretary


Dated:  May 25, 1994
Encino, California

                                   CU BANCORP
                            16030 VENTURA BOULEVARD
                            ENCINO, CALIFORNIA 91436
                                 (818) 907-9122

                                PROXY STATEMENT


                                  INTRODUCTION

                 This proxy statement is furnished in connection with the solicitation of proxies to be used by the Board of Directors of CU Bancorp (the "Company") at the Annual Meeting of Shareholders of the Company to be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California on Thursday, July 7, 1994 at 8:30 a.m., and at any adjournments thereof (the "Meeting").

                 This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about May 26, 1994.

REVOCABILITY OF PROXIES

                 A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of his or her election to vote in person. Unless revoked or the shareholder directs otherwise, all shares represented by a properly executed proxy received prior to the Meeting will be voted as provided therein.

                 The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting.

COSTS OF SOLICITATIONS OF PROXIES

                 The enclosed proxy is being solicited by the Company's Board of Directors. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and employees of the Company and its subsidiary, California United Bank (the "Bank"). The Company has engaged the services of D.F. King & Company to assist in the solicitation of proxies. It is estimated that the total fees paid in connection with this solicitation will be $4,000. The total expense of this solicitation will be borne by the Company. Expenses may include reimbursement paid to brokerage firms and others for their costs in forwarding soliciting material and such expenses as may be paid to any proxy soliciting firm engaged by the Company.

                               VOTING SECURITIES

OUTSTANDING SHARES AND RECORD DATE

                 Only shareholders of record of the Company's Common Stock as of the close of business on May 18, 1994 ("Record Date") will be entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had 4,437,312 shares of Common Stock outstanding.

                 All Common Stock figures throughout this Proxy Statement have been adjusted to reflect stock splits and dividends.

VOTING RIGHTS

                 Each shareholder of record is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless prior to the voting at the Meeting, a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at such Meeting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement and return of the proxy shall grant such authority, unless otherwise directed.

                 Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of votes held in his or her name on the Record Date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The seven candidates receiving the highest number of votes are elected.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                          The following table sets forth information as of May
1, 1994 pertaining to beneficial ownership of Common Stock by persons known to the Company to own five percent or more of such stock, current directors of the Company, all nominees to be directors of the Company and all directors and officers of the Company as a group. The information contained herein has been obtained from the Company's records, from information furnished directly by the individual or entity to the Company, or from various filings made by the named individuals with the Securities and Exchange Commission.

                          The Company is of the opinion that there is no person
who possesses, directly or indirectly, the power to direct or cause to direct the management and policies of the Company, nor is it aware of the existence of a group of persons formed for such purpose, whether through the ownership of voting securities, by contract, or otherwise.

                                                                      AMOUNT AND NATURE OF
                                                                      BENEFICIAL                  PERCENT OF
 NAME OF BENEFICIAL OWNER           RELATIONSHIP WITH COMPANY         OWNERSHIP(2)(3)(4)           CLASS(1)
 ------------------------           -------------------------         ------------------         -----------
 Kenneth L. Bernstein               Director                            16,730                    0.38%

 Stephen G. Carpenter               Director, President, Chief
                                    Executive Officer                   24,800                    0.88
 Richard H. Close                   Director                           115,136                    2.57

 Paul W. Glass                      Chairman                            98,778                    2.20

 M. David Nathanson                 Director                            95,895                    2.14

 Ronald S. Parker                   Director                             5,000                    0.11
 David I. Rainer                    Director, Chief Operating           16,929                    0.64
                                    Officer

 Dimensional Fund Advisors Inc.     Beneficial Owner of More           278,496(8)                 6.27
                                    Than 5%

 ALL CURRENT EXECUTIVE OFFICERS
 AND DIRECTORS AS A GROUP (8 IN                                        406,387(7)                 8.76%
 NUMBER)(6)(9)                                                         ----------                 -----

- - - ------------------------------------------------------------------------------------

(1)  Only Common Stock is outstanding.

(2) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

(3) Includes as if currently outstanding the following shares subject to warrants and subject to options which are exercisable within 60 days.

                             OPTIONS          WARRANTS
 DIRECTOR                    EXERCISABLE      EXERCISABLE
 --------                    -----------      -----------
 Bernstein                   0                0
 Carpenter                   34,600           0
 Close                       15,120           30,006
 Glass                       15,120           30,006
 Nathanson                   15,120           30,006
 Parker                      0                0
 Rainer                      26,999           0

(4) Shares issuable pursuant to options or warrants which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals.

(5)  Includes 27,461 shares held by the Glass, and Rosen Profit
     Sharing Plan of which Mr. Glass is a trustee.

(6) The listing of individuals as executive officers in this table or elsewhere in this Proxy Statement should not be interpreted as an indication that such individuals are considered to be executive officers of the Company or the Bank for any other purposes.

(7) Includes as if currently outstanding 203,476 shares subject to warrants and options held by directors and officers which are exercisable within 60 days from the Record Date.

(8)  Information is based on filing with Securities and Exchange
     Commission.

(9) The address of all listed individuals, with the exception of Dimensional Fund Advisers, Inc. is c/o CU Bancorp, 16030
     Ventura Boulevard, Encino, California 91436.  The address of
     Dimensional Fund Advisers, Inc. is 1299 Ocean
     Avenue, 11th Floor, Santa Monica, California 90401.



                        DIRECTORS AND EXECUTIVE OFFICERS

BOARD OF DIRECTORS AND NOMINEES

                          The Bylaws of the Company provide that the number of
directors of the Company may be no less than seven and no more than thirteen, with the exact number to be fixed by resolution of the Board of Directors or the shareholders. The number of directors is presently fixed at seven.

                          The persons named below have been nominated for
election as directors to serve until the next Annual Meeting and until their successors are duly elected and qualified. Votes will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the Board of Directors or the number of nominees may be reduced. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve. The procedures for nominating directors, other than by the Board, are set forth in the Bylaws and are included in the Notice of Annual Meeting. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed. The seven nominees receiving the highest number of votes at the Meeting shall be elected.

                          The following table provides information as of the
Record Date with respect to each person nominated and recommended to be elected by the current Board of Directors of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for information pertaining to stock ownership of the nominees.

                                              POSITION AND OFFICE   POSITION AND OFFICE   DIRECTOR OF COMPANY
                                              WITH THE COMPANY      WITH THE BANK         AND BANK SINCE:
                                              ----------------      -------------         ---------------
 NAME                                 AGE
 ----                                 ---
 Kenneth L. Bernstein                 51      Director              Director              1994

 Stephen G. Carpenter                 54      Director,             Chairman, Chief       1992
                                              President, Chief      Executive Officer
                                              Executive Officer
 Richard H. Close                     49      Director, Secretary   Director, Secretary   1981

 Paul W. Glass                        48      Chairman              Director              1984

 M. David Nathanson                   64      Director              Director              1981

 Ronald S. Parker                     49      Director              Director              1993*
 David I. Rainer                      37      Director, Chief       Director,             1992
                                              Operating Officer     President, Chief
                                                                    Operating Officer



                 None of the directors or officers of the Company or the Bank were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company and the Bank acting in their capacities as such. There are no family relationships between any two or more of the directors, officers, or persons nominated or chosen by the Board of Directors to become a director or officer and none serve as directors of any company required to report under the Securities Exchange Act of 1934, as amended, or any investment company registered under the Investment Company Act of 1940, as amended.

                 Set forth below are brief summaries of the background and business experience, including principal occupation, of the director nominees.

                 KENNETH L. BERNSTEIN, was elected to the Board of the Company and the Bank in December 1993, and assumed the positions in February 1994. He is the President of BFC Financial Corporation and has served in such capacity since 1965. BFC Financial Corporation performs a variety of service for both the finance industry and clients of that industry.

                 STEPHEN G. CARPENTER, joined the Bank in 1992 from Security Pacific National Bank where he was Vice Chairman in charge of middle market lending from July 1989 to June 1992. Mr. Carpenter was previously employed at Wells Fargo Bank from July 1980 to July 1989, where he was an Executive Vice President. He assumed the role of Chairman of the Bank in February, 1994.

                 RICHARD H. CLOSE has been a principal in the law firm of Shapiro, Posell, Rosenfeld & Close, a Professional Corporation, in Los Angeles, California, since 1977.

                 PAUL W. GLASS is a certified public accountant and has been a principal in the accountancy firm of Glass & Rosen, in Encino, California, since 1980.

                 M. DAVID NATHANSON was formerly President of Nathanson, Lewis & Harris Advertising until 1989. He is currently retired.

                 RONALD S. PARKER has been the Chairman of Parker, Mulcahy & Associates, a regional merchant banking firm, since May 1992. Prior to that he was the Executive Vice President and Group Head of the Corporate Banking Group of Security Pacific National Bank from March of 1991 to May of 1992. He held a similar position at Wells Fargo National Bank from 1984 to 1991. *Mr. Parker resigned from the Board in December 1993. He was reappointed in 1994.

                 DAVID I. RAINER was appointed Executive Vice President of the Bank in June 1992 and assumed the position of Chief Operating Officer in late 1992. He assumed the title of President of the Bank in February, 1994. From July 1989 to June 1992, Mr. Rainer was employed by Bank of America (Security Pacific National Bank) where he held the position of Senior Vice President. From March 1989 to July 1989, Mr. Rainer was a Senior vice President at Faucet & Company, where he co-managed a stock and bond portfolio. From July 1982 to March 1989, Mr. Rainer was employed by Wells Fargo Bank, where he held the positions of Vice President and Manager.

                 No director, officer or affiliate of the Company or of the Bank, no owner of record or beneficially of more than five percent of any class of voting securities of the Company or no associate of any such director, officer or affiliate is a party adverse to the Company or the Bank in any material pending legal proceedings to which the Company or the Bank is a party.

                 THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR THE SEVEN NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND
QUALIFIED:  KENNETH L. BERNSTEIN, STEPHEN G. CARPENTER, RICHARD H. CLOSE, PAUL
W. GLASS, M. DAVID NATHANSON, RONALD S. PARKER AND DAVID I. RAINER.

COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR ATTENDANCE

                 The Board of Directors maintains the following committees, which perform the functions and were comprised during 1993 of the members listed below:

                                                 FUNCTIONS;
NAME                                             NUMBER OF MEETINGS                                     MEMBERS
- - - ----                                             ------------------                                   ---------------
Audit Committee                                  Monitors significant accounting policies;            Glass (Chair)
                                                 approves services rendered by the auditors;          Goodman*
                                                 reviews audit and management reports;                Nathanson**
                                                 makes recommendations regarding the                  Close
                                                 appointment of independent auditors
                                                 and the fees payable for their services.
                                                 Met 10 times during 1993.

Compensation                                     Determines compensation of executive                 Goodman (Chair)*
Committee                                        officers.  See page 17 herein.                       Close**
                                                                                                      Glass
                                                                                                      Parker

* Dr. Goodman resigned from the Board in January 1994.
**  Member in 1993, not a member in 1994.

                 The Company does not have a Nominating Committee. The Board of Directors performs the functions of this committee. The Board of Directors will consider nominees recommended by security holders, in accordance with the procedures set forth in the Bylaws, which are set forth in this Proxy Statement. The Board of Directors of the Bank maintains regular Audit, Executive, Loan, Compensation, Investment and Community Reinvestment committees.

                 During 1993, the Company's Board of Directors held 12 regularly scheduled meetings and 13 special meetings. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of committees of the Board on which they served (during the period for which they served).

EXECUTIVE OFFICERS

                 Set forth below is certain information as of the Record Date with respect to each of the executive officers of the Company as of the Record Date.

                                                 POSITION AND            POSITION AND
                                                 OFFICES WITH THE        OFFICES WITH            OFFICER
 NAME                                  AGE       COMPANY                 THE  BANK               SINCE
 ----                                  ---       -------                 ---------               -----
 STEPHEN G. CARPENTER                  54        Director, Chief         Chairman, Chief         1992
                                                 Executive Officer       Executive Officer

 DAVID I. RAINER                       37        Director, Chief         Director, President,    1992
                                                 Operating Officer       Chief Operating
                                                                         Officer
 ANNE WILLIAMS                         36        Chief Credit Officer    Chief Credit Officer    1992

 PATRICK HARTMAN                       44        Chief Financial         Chief Financial         1992
                                                 Officer                 Officer

                 Set forth below are brief summaries of the background and business experience, including principal occupation, of the executive officers of the Company who have not previously been discussed herein.

                 PATRICK HARTMAN has been employed by the Bank since November, 1992. Prior to assuming his present positions he was Senior Vice
President/Chief Financial Officer for Cenfed Bank for a period during 1992. Mr. Hartman held the post of Senior Vice President/Chief Financial Officer of Community Bank, Pasadena, California, for thirteen years.

                 ANNE WILLIAMS joined the Bank in 1992 as Senior Loan Officer. She was named to the position of Chief Credit Officer in July 1993. Prior to that time she spent five years at Bank of America / Security Pacific National Bank, where she was a credit administrator in asset based lending, for middle market in the Los Angeles Area. Ms. Williams was trained at Chase Manhattan Bank in New York, and was a commercial lender at Societe Generale in Los Angeles and Boston Five Cents Savings Bank where she managed the corporate lending group.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                 The following information is furnished with respect to (i) the chief executive officer of the Corporation and (ii) each of the other executive officers of the Corporation (including officers of the Bank who may be deemed to be executive officers of the Corporation), who were serving as executive officers at December 31, 1993 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long Term
                                                Annual Compensation                         Compensation Awards
                                  ----------------------------------------   ----------------------------------------------

Name and                                                                     Other Annual    Options/   LTIP    All Other
Principal Position                Year     Salary           Bonus            Compensation     SARs#   Payouts  Compensation
- - - ------------------                ----     ------           -----            ------------     -----   -------  ------------
Stephen G. Carpenter,             1992     $144,872         $ 50,000(3)      $ 7,000(2)      74,000      0         0
Chief Executive Officer           1993     $250,000         $ 50,000(3)      $12,000(2)      25,000      0         0

David I. Rainer,                  1992     $108,333         $ 50,000(3)      $ 5,000(2)      55,000      0         0
Chief Operating Officer           1993     $200,000         $100,000(4)      $12,000(2)      25,000      0         0

Patrick Hartman                   1993     $138,000         $      0         $ 8,450(2)      20,000      0         0
Senior Vice President
Chief Financial Officer

Anne Williams                     1993     $103,400         $ 25,000         $ 7,800(2)       5,000      0         0
Executive Vice President
Chief Credit Officer

(1) The Company provides memberships in certain clubs for certain executives, the use of which primarily relates to Company business. The value of the personal use, if any, of all such benefits cannot be specifically determined and is not reported in the table.

(2)  Consists of amounts paid for automobile allowances.

(3) These amounts were signing bonuses, as more fully discussed herein in the section entitled "Other Compensation".

(4) One half of this amount was a signing bonus, see above. The remainder was a merit bonus.


STOCK OPTIONS

The table on the following page contains information concerning the grant of stock options during the fiscal year ended December 31, 1993 to the Named
Executives:

                  OPTION / SAR GRANTS IN THE LAST FISCAL YEAR


                                                                                        POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED ANNUAL
                                                                                        RATES OF STOCK PRICE
                                                                                        APPRECIATION FOR OPTION
                                                  INDIVIDUAL GRANTS                     TERM
                                  --------------------------------------------------    --------------------------
                                                   % OF
                                                   TOTAL
                                                   OPTIONS/
                                                   SARS
                                  OPTIONS/         GRANTED TO    EXERCISE
                                  SARS             EMPLOYEES     OR BASE     EXPIR-
                                  GRANTED          IN FISCAL     PRICE       ATION
NAME                              (#)              YEAR          ($/SH)      DATE             5% ($)           10%($)
- - - ----                              ---              -----         ------      -----            ------           ------
S. CARPENTER*                     25,000           20.62%         $4.88       2/16/99        $ 41,449         $ 94,034

DAVID RAINER*                     22,149           18.27          $4.88       2/16/99        $ 36,722         $ 83,310
                                   2,851            2.35          $6.88        4/8/99        $  6,666         $ 15,123
                                  -------           ----                                     --------          -------
                                  25,000           20.62%                                    $ 43,388         $ 98,433

PATRICK HARTMAN                   15,000           12.37          $6.88        4/8/99        $ 35,073         $ 79,567
                                   5,000            4.12          $6.00        8/4/99        $ 10,202         $ 23,147
                                  -------          -----                                     --------          --------
                                  20,000           16.49%                                    $ 45,275         $102,714

ANNE WILLIAMS                      2,500            2.06          $6.88        4/8/99        $  5,845         $ 13,261
                                   2,500            2.06          $6.00        8/4/99        $  5,101         $ 11,573
                                   -----            ----                                     -------          --------
                                   5,000            4.12%                                    $ 10,947         $ 24,835
                                  ------           ------                                    -------          --------

                 TOTALS           75,000           61.86%                                    $141,060         $320,016
                                  ------           ------                                    --------         --------

(1) The options are exercisable in 20% increments commencing one year subsequent to grant and are exercisable over a six year period, provided however, that the options shall vest fully upon the occurrence of certain significant events that include a merger or dissolution of the Company or sale of substantially all the Company's assets. As of May 1, 1994 options equal to the amounts set forth in the section herein entitled "Security Ownership of Certain Beneficial Owners and Management", above were vested. The vested portion of each option may be exercised at any time prior to its expiration by tendering the exercise price in cash, check or in Shares of Common Stock, valued at fair market value on the date of exercise. Each option will terminate three months after termination of employment for any reason other than death or disability. In the event of termination due to death or disability, the option will terminate no later than one year after such termination. Each option is not transferable other than by will or the laws of distribution and is not exercisable by anyone other than the optionee during his lifetime. If the outstanding shares of stock of the Company are increased, decreased or changed into or exchanged for, a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, a corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options shall be made. Subject to certain limitations in the Plan, each option may be amended by mutual agreement of the optionee and the Company.

(2) The exercise price of all options is adjustable in connection with stock dividends, stock splits and similar events.

(3)  The Potential Realizable Value is the product of (a) the difference
between (i) and   the product of the closing market price per share at the
grant date and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 1993. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table will be achieved.

(4) Reflects the number of shares of Common Stock underlying the options granted to the Named Executives during the year. Each of the options was granted pursuant to the Company's 1983 or 1985 Stock Option Plans.

No options were exercised during 1993 by any of the named parties in the Compensation Table.

No exercise price of any option previously granted to any executive officer was adjusted or amended ("repriced") during 1993.

______________________________________________________________________________

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                                                                Value of Unexercised
                                    Number of Unexercised                       In-the-money Options
                                     Options at 12/31/93                             at 12/31/93
                                     -------------------                             -----------
Name                              Exercisable / Unexercisable                Exercisable / Unexercisable
- - - ----                              ---------------------------                ---------------------------
S. Carpenter                          14,800  /  84,200                         $20,350  /  $122,025

D. Rainer                             11,000  /  69,000                         $16,500  /  $101,992

Patrick Hartman                            0  /  20,000                         $     0  /  $  2,500

Anne Williams                          3,000  /  17,000                         $ 5,250  /  $ 22,250

DEFERRED COMPENSATION PLAN

                 In December of 1992, the Bank terminated its deferred compensation plan whereby eligible senior officers and directors of the Bank were entitled to defer certain amounts of compensation and received limited matching amounts from the Bank. All participants were paid in full. No compensation was received by the parties named in the Summary Compensation Table.

OTHER MATTERS RELATED TO COMPENSATION


OTHER COMPENSATION

                 Mr. Carpenter was hired by the Bank as Chief Executive Officer on June 2, 1992, at an annual base salary of $250,000. Mr. Carpenter was granted a $100,000 "signing bonus" (payable $50,000 upon commencing employment, and $50,000 on January 2, 1993) and received options to purchase 74,000 shares of the Company's stock at $5.125 per share. In connection with his employment, Mr. Carpenter receives an auto allowance of $1,000 per month and the use of a country club membership for business purposes.

                 In the event that there is a change in control ("Change of Control) of the Bank or its parent company (including a change of more than 50% of the current shareholders of the Company), Mr. Carpenter will be entitled to any accrued but unpaid bonus at that time. Additionally, in the event of a Change of Control, if Mr. Carpenter is not offered a position commensurate with his position with the Bank, and elects to resign, the Bank will pay him, subject to non-disapproval by the regulators, 12 months' compensation.

                 Mr. Rainer commenced employment with the Bank on June 15, 1992, as Executive Vice President. Mr. Rainer's annual compensation is $200,000. Mr. Rainer was granted a $100,000 "signing bonus" (payable $50,000 on commencement of employment and $50,000 on January 2, 1993) and received options to purchase 55,000 shares of the Company's common stock at $5.00 per share. In addition, Mr.

Rainer received a guaranteed $50,000 bonus at the expiration of one year from the commencement of his employment. This was applied to the $100,000 incentive bonus paid to Mr. Rainer at such one year anniversary. Mr. Rainer receives an auto allowance of $1,000 per month and the use of a country club membership for business purposes.

                 In the event of a Change of Control, Mr. Rainer would be entitled to any accrued but unpaid bonus at that time. Additionally, in the event of a Change of Control, if Mr. Rainer is not offered a position commensurate with his position with the Bank, and elects to resign, the Bank will pay him, subject to non-disapproval by the regulators, 12 months' compensation.

                 During 1993, the Bank sold its mortgage origination network and certain related loan production offices. In connection with that transaction, compensation was required by prior agreement to be paid to the two officers who had founded the mortgage banking division and who managed that business with regard to the value of the mortgage servicing portfolio (which was retained by the Bank) and related to the profitability of the division. As a result, each of Messrs. Douglas Jones and Daniel LuVisi received total compensation of $900,507 for the period January 1, 1993 through the sale date of November 10, 1993, including $714,126 related to bonuses and other payments based on profitability and value of the mortgage servicing portfolio. Messrs. Jones and LuVisi resigned from their positions with the Bank concurrently with the sale of the mortgage origination network, to be employed by the purchaser of the network.

COMPENSATION OF DIRECTORS

                 Directors of the Company receive no compensation for attending meetings of the Board of Directors. However, the directors of the Company also serve as directors of the Bank. The Bank paid the sum of between $3,800 and $1,600 per month during 1993 to each director of the Bank, depending on the number and type of meetings attended by the director. The Director Compensation Plan ties director compensation to board and committee meeting attendance and is also designed to be substantially similar in total compensation to similar banking institutions. Directors who are also salaried employees of the Bank do not receive any additional compensation for activities as directors. Eligible directors receive: (i) $1,000 per board meeting; and (ii) $200 per committee meeting (for committees for which they are members). During 1993, director compensation ranged from $34,600 at the highest to $27,400 at the least, for the entire year, and totalled $145,400 in the aggregate for the year 1993.

SPECIAL STOCK OPTION PLAN

                 On October 20, 1987, the shareholders of the Company approved the 1987 Special Stock Option Plan ("Special Plan") for the Company's directors, to encourage them to continue as directors, give them additional incentive as directors and reward them for past services. This Special Plan is limited to directors of the Company and the Bank and provides for the issuance of 120,960 authorized but previously unissued shares of Common Stock. Only options which do not qualify as "incentive stock options" ("Nonstatutory Stock Options") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), may be issued. Pursuant to the shareholders' approval of the Special Plan, each then current director received options to purchase 15,120 shares. THERE ARE NO ADDITIONAL OPTIONS CURRENTLY AVAILABLE FOR GRANT UNDER THE SPECIAL PLAN. The majority of the current directors do not have any special options, although Messrs. Carpenter and Rainer have employee stock options. Options terminate 90 days after a director ceases being a director.

                 The Special Plan provides that the exercise price shall not be less than 100% of the fair market value of the shares on the day the options are granted. On October 20, 1987, when the shareholders approved the Special Plan, the directors received such options with an exercise price of $5.791 per share. The options have an exercise period of ten years and are currently fully vested.

                 Options granted under the Special Plan are nontransferable (other than by the laws of descent and distribution) and may not be exercised more than three months after termination of directorship, except in the case of the death or disability of an optionee. In such event, the option remains exercisable for one year to the extent it was exercisable at the date of death or disability.

                 Pursuant to the Special Plan, payment for the exercise of options must be received in full prior to the issuance of shares. Payment may be made (a) in cash, (b) by delivery of shares of Common Stock previously owned by the optionee (to the extent legally permissible), or (c) in a combination of common Stock and cash. The Special Plan also enables an optionee the possibility to satisfy tax withholding amounts due upon exercise with shares of Common Stock rather than cash, by either delivering already owned shares of Common Stock or withholding from the shares of Common Stock to be issued upon exercise that number of shares which, based on the value of the Common Stock, would satisfy the tax withholding amounts due. Since the Common Stock is listed on NASDAQ, the value of the Common Stock delivered as payment or withheld is deemed to be the closing price of the stock on the date of exercise or, if no sale occurred on such date, the nearest preceding day on which a sale of Common Stock occurred.

DIRECTOR WARRANTS

                 In May 1985, the shareholders ratified the grant to certain directors at that time, of warrants to purchase 30,006 shares each, a total of 330,066 shares of Common Stock, over a ten-year period as compensation for the personal guarantees of a capital note of the Company in the amount of $1,250,000 from First Interstate Bank of California. Director Glass received an identical warrant to purchase 30,006 shares, at a later date. To comply with regulatory capital requirements by supporting the Company's additional asset growth, the Company issued the capital note, for which the lender required the guarantees by the directors in connection with the purchase of such capital note. The exercise price of such warrants of $4.17 per share was the weighted average price of the Common Stock for the 60 days prior to April 2, 1984, the date on which First Interstate Bank of California approved the purchase of the capital note. The purchase price of each warrant to purchase 30,006 shares was $750. No warrants were exercised during 1993. Based on the required repayment of the capital note subsequent to the Company's public offering of June 30, 1987, all these warrants are currently exercisable. 153,030 warrants remain outstanding and eligible for exercise.

                 In January 1994, the board of directors awarded former chairman of the board Dr. Jon P. Goodman warrants to purchase 7,500 shares of stock at fair market value on date of grant which was $7.00, in recognition of her services to the Company, in view of the fact that she was the only long term director without such incentive, and in connection with her resignation. Dr. Goodman also received special compensation of $30,000 at the same time.

EMPLOYEE STOCK OPTION PLAN (1983)

                 In April 1983, the Company adopted the Employee Stock Option Plan (1983) ("1983 Plan") which the shareholders approved in May 1983. The 1983 Plan provides for the issuance of both "incentive stock options" within the meaning of Section 422A of the Code ("Incentive Stock Options") and Nonstatutory Stock Options. The number of shares of Common Stock reserved for issuance under the 1983 Plan is 400,075. As of May 1, 1994, there were 49,030 shares subject to outstanding options. NO SHARES REMAIN AVAILABLE FOR FUTURE GRANTS. THE 1983 PLAN HAS EXPIRED BY ITS TERMS, ALTHOUGH OUTSTANDING OPTIONS REMAIN AND ARE EXERCISABLE OVER THE PERIOD DESIGNATED IN THE 1983 PLAN.

                 Only full time employees of the Company or the Bank were eligible to participate in the 1983 Plan. No director of the Company who is not an officer was eligible for a grant of options under the 1983 Plan. Options are exercisable in installments as provided in individual stock option agreements.

                 The exercise price of options under the 1983 Plan was equal to at least 100% of the fair market value of the Common Stock as of the date of grant. The exercise price is due in full upon exercise and may be paid (a) in cash, (b) by delivering shares of Common Stock equal in value to the exercise price, subject to certain limitations for shares of stock previously acquired upon exercise of an incentive stock option, or (c) by a combination of cash and Common Stock. Since the Common Stock is listed on NASDAQ, the value of the Common Stock delivered as payment is deemed to be the closing price of such stock as the date of exercise or, if no sale occurred on such date, the nearest preceding day on which a sale of Common Stock occurred.

                 No option granted under the 1983 Plan is transferable by the optionee other than by will or the laws of descent and distribution. Each option is exercisable only while the optionee is employed by the Company, except that if the optionee's employment is terminated for any reason, the option is exercisable for a period of three months thereafter. Upon the disability or death of an optionee, such option is exercisable within one year from the date of disability or death. Information as to grants of options under the 1983 Plan during 1992 is set forth in the section entitled "Compensation of Executive Officers and Directors".

FIRST AMENDED AND RESTATED 1985 EMPLOYEE STOCK OPTION PLAN

                 In October 1985 the shareholders approved the adoption of, and in October 1987 the shareholders approved the amendment to, the First Amended and Restated 1985 Employee Stock Option Plan ("1985 Plan") which provides for the issuance of incentive or nonstatutory stock options. The 1985 Plan provides for the issuance of options to purchase 350,000 shares of Common Stock. As of May 1, 1994, there were 261,516 shares subject to outstanding options, 61,828 shares had been issued upon exercise of options, and 26,656 shares were available for future grants.

                 As the 1985 Plan is presently drafted, the Board of Directors, or a Stock Option Committee appointed by the Board of Directors, may administer the plan.

                 Only full time employees and directors are eligible to participate in the 1985 Plan. However, no options have been issued to any director who is not a full-time employee under the 1985 Plan and there is no intention to do so. Options are exercisable in installments as provided in individual stock option agreements. The 1985 Plan terminates in 1995.

                 The Board of Directors has the authority to determine the exercise price for all stock options granted under the 1985 Plan; provided, however, such exercise price must be equal to at least 100% of the fair market value of the Common Stock as of the date of grant, and provided further, the exercise price for an incentive stock option granted to a Ten Percent Shareholder may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price is due in full upon exercise and may be paid (a) in cash, (b) by delivering shares of Common Stock equal in value to the exercise price, subject to certain limitations for shares of stock previously acquired upon exercise of an incentive stock option, or (c) a combination of cash and Common Stock. Since the Common Stock is listed on NASDAQ, the value of the Common Stock delivered as payment is deemed to be the closing price of such stock as the date of exercise or, if no sale occurred on such date, the nearest preceding day on which a sale of Common Stock occurred.

                 The term during which an option granted under the 1985 Plan is exercisable may not exceed ten years from the date of grant; provided, however, an option granted to a Ten Percent Shareholder may not have a term in excess of five years. The aggregate fair market value of the Common Stock (determined at the date of grant) for which any employee may be granted incentive stock options to be first exercisable in any fiscal year may not exceed $100,000. No option granted under the 1985 Plan is transferable by the optionee other than by will or the laws of descent and distribution. Each option is exercisable only while the optionee is employed by the Company, except that if the optionee's employment is terminated for any reason, the option is exercisable for a period of three months thereafter. Upon the disability or death of an optionee, such option is exercisable within one year from the date of disability or death.

                 Information as to options granted pursuant to the 1985 Plan to executive officers is contained in the section "Compensation of Executive Officers and Directors".

1993 EMPLOYEE STOCK OPTION PLAN

                 In November, 1993, the Board of Directors adopted and approved, subject to shareholder approval, the CU Bancorp 1993 Employee Stock Option Plan (the " 1993 Plan"). The 1993 Plan was approved by requisite vote of the shareholders on December 17, 1993.

                 The 1993 Plan supplements the Company's other stock option plans and provides an additional vehicle through which the Company can continue to grant options to key employees. The Board of Directors believes that the Company's long-standing policy of encouraging stock ownership by its key employees in part through the granting of stock options has enhanced the Company's ability to retain and attract such persons.

PURPOSE

                 The purpose of the 1993 Plan is to strengthen the Company by providing to participating employees added incentives for high levels of performance and to encourage stock ownership in the Company. The 1993 Plan seeks to accomplish these goals by providing a means whereby such employees of the Company and its subsidiaries may be given an opportunity to purchase, by way of option, Common Stock of the Company. The 1993 Plan is also intended to enable the Company and its subsidiaries to compete effectively for and retain the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

                 Options issued under the 1993 Employee Plan shall, in the discretion of a committee appointed by the Board of Directors (as described below), be either incentive stock options ("Incentive Stock Options") as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto, or options which do not qualify as incentive stock options ("Non-Qualified Stock Options").

ADMINISTRATION

                 The 1993 Plan is administered by a committee (the "Committee") appointed by the Board of Directors, which shall consist of not less than two members of the Board of Directors. Each member of the Committee shall be a disinterested person as provided in Rule 16b-3(c)(2) promulgated pursuant to the Securities Exchange Act of 1934, as amended. The Committee shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the 1993 Plan. At the present time the Compensation Committee serves as the Stock Option Committee.

SHARES RESERVED

                 The number of shares of Common Stock reserved for issuance upon exercise of options granted under the 1993 Employee Plan is 400,000. If any option granted under the 1993 Plan shall for any reason expire, be cancelled or otherwise terminate without having been exercised in full, the shares not purchased under such option shall again become available for grant under the 1993 Plan.

ELIGIBILITY

                 All employees of the Company or its subsidiaries are eligible to participate in the 1993 Employee Plan.

GRANTS, VESTING AND EXERCISE PRICE OF OPTIONS UNDER THE 1993 EMPLOYEE PLAN

                 Under the 1993 Employee Plan, the Committee shall select the eligible participants to whom options will be granted, the type of option to be granted, the exercise price of each option, the number of shares covered by such option and the other terms and conditions of each option. The eligible employees are able to receive Incentive and Non-Qualified Stock Options; provided, however, that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all Incentive Stock Option plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). Should it be determined that any Incentive Stock Option granted exceeds such maximum, such Incentive Stock Option shall be considered to be a Non-Qualified Stock Option to the extent, but only to the extent, of such excess.

                 None of the options will be exercisable within the first 12 months from the date of the grant. Each option shall become exercisable in the following four cumulative annual installments: 25% on the first anniversary date of the grant; an additional 25% on the second anniversary date of the grant; an additional 25% on the third anniversary date of the grant; and the last 25% on the fourth anniversary date of the grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.

                 The exercise price of each option granted pursuant to the 1993 Employee Plan shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the purchase price of the stock subject to an Incentive Stock Option may not be less than one hundred ten percent (110%) of such fair market value (without regard to any restriction other than a restriction which by its terms will never lapse) where the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

                 The exercise price of Common Stock acquired pursuant to an option granted under the 1993 Employee Plan shall be paid in cash or check payable at the time the option is exercised, in whole shares of stock of the Company owned by the optionee having a fair market value on the exercise date (determined by the Committee in accordance with any reasonable evaluation method including the evaluation method) equal to the option price of the shares being purchased, or a combination of stock and cash or check, equal in the aggregate to the option price of the shares being purchased.

ADJUSTMENTS UPON CHANGES IN STOCK

                 If the outstanding shares of the stock of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price application to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1993 Plan on account of any such adjustment.

EXPIRATION, TERMINATION AND TRANSFER OF OPTIONS

                 Under the 1993 Employee Plan, no option may extend more than
ten (10) years from the date of grant.    For purposes of the 1993 Plan, the
date of grant of an option shall be the date on which the Committee takes final action approving the award of the option, notwithstanding the date the optionee accepts the option, the date of execution of the option agreement, or any other date with respect to such option. Except in the event of termination of employment due to death, disability or termination for cause, options will terminate three (3) months after an employee optionee ceases to be employed by the Company or its subsidiaries, unless the options by their terms were scheduled to terminate earlier. During that three (3) month period after the employee optionee ceases to be employed by the Company or its subsidiaries, such options shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date of which the optionee ceased to be employed by the Company or its subsidiaries. If such termination was due to such optionee's permanent and total disability, or such optionee's death, the option, by its terms, may be exercisable for one year after such termination of employment. If the employee optionee's employment is terminated for cause, the option terminates immediately, unless such termination is waived by the Committee. An option by its terms may only be transferred by will or by laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

TERMINATION AND AMENDMENT OF THE 1993 PLAN

                 The 1993 Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"). The Committee shall notify each optionee not less than thirty (30) days prior thereto of the pendency of a Terminating Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in each of the 1993 Plan. The Committee may also suspend or terminate the 1993 Plan at any time. Unless sooner terminated, the 1993 Plan shall terminate ten (10) years from the effective date, October 27, 1993, of the 1993 Plan. No options may be granted under the 1993 Plan while the 1993 Plan is suspended or after the 1993 Plan is terminated. Rights and obligations under any option granted pursuant to the 1993 Plan, while in effect, shall not be altered or impaired by suspension or termination of the 1993 Plan, except with the consent of the person to whom the stock option was granted.

                 The 1993 Plan may be amended by the Committee at any time. However, except as otherwise provided in the 1993 Plan relating to adjustments upon changes in stock (e.g., stock splits or stock dividends), no amendment shall be effective unless approved by the affirmative vote of a majority of the shares of the Company present, or represented, and entitled to vote at a duly held meeting at which a quorum is present or by the unanimous written consent of the holders of all outstanding shares of the Company entitled to vote, if the amendment will: (a) increase the number of shares reserved for options under the 1993 Plan; (b) materially modify the requirements as to eligibility for participation in the 1993 Plan; or (c) materially increase the benefits accruing to participants under the 1993 Plan. Notwithstanding the foregoing, shareholder approval need not be obtained to effect any such amendment if the Committee determines that such approval is not otherwise required under applicable law and that the failure to obtain such approval will not adversely affect the 1993 Plan under the Code.

NO OPTIONS PURSUANT TO THE 1993 PLAN WERE GRANTED DURING 1993.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                 The Compensation Committee (the "Committee"), which consists solely of non-officer directors, determines and administers the compensation of the Bank's executive officers. The present membership of the Committee consists of Paul Glass and Ronald Parker. The Company does not pay any direct compensation to its executive officers, except pursuant to the stock option plans. The executive officers of the Corporation are compensated by the Bank for their services to the Bank, and receive benefits under various Bank employee benefit plans. The Compensation Committee oversees the compensation programs of the officers of the Bank and also serves as a Compensation Committee for the Bank. This report is presented by the Committee as the Compensation Committee for the Company and the Bank. None of the members of the committee is an employee of the Bank or the Corporation. The Committee provides the following report on executive compensation.

                 Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report, and the performance graph on page 20, shall not be incorporated by reference into any such filings.

OVERALL PHILOSOPHY

                 In view of the recent history of the Company and the resulting changes at the Company over the past two years, the compensation committee has reviewed the emphasis of the program to distinguish the current policies from those of the prior periods, and to accentuate long term profitability over short term compensation. As a result, the executive compensation program has gone through redevelopment over the past two years and it is expected that development of a compensation strategy is a dynamic process that will continue. The Committee views the executive compensation program as a major factor in the competitive strategy of the Bank. The program's goal is to attract, provide incentive to and retain competent managers whose goals are aligned with those of the Bank's shareholders. To this end, it is the ongoing responsibility of the Committee to establish and administer an executive compensation program that fosters competency in management, provides high caliber executive talent and both recognizes and motivates performance.

                 The Compensation Policy of the Company is threefold. First it seeks to align compensation with profitability of the Company and enhancement of shareholder value. Second, it seeks to serve to attract, motivate and retain the most qualified professionals to the Company as employees by providing competitive compensation packages and seeking employees with diverse and sophisticated experience. Finally, it is designed to put a substantial portion of employee compensation "at risk", by designing long term compensation and option plans the value of which is dependent on long term profitability of the Company.

ACQUISITION OF MANAGEMENT TEAM

                 With the formation of a new management team in June 1992, the Bank began the process with new management of establishing performance and compensation programs that would allow the Bank to realize its new strategic vision and provide realistic goals and expectations for its employees. In seeking executive officers, it is the Company's strategy to seek highly credentialed, experienced bankers and other professionals, with proven skills. The Committee acknowledges that these requirements may result in recruitment of individuals whose primary experience is in much larger and more sophisticated institutions, with concomitant compensation requirements. It is the philosophy of the Company to command the best talent available at all levels, to allow the Company to return to profitability and be positioned to take advantage of growth and other opportunities in the future, which may require such a sophisticated management group. The Committee believes that the Bank's current Chief Executive Officer (CEO) and top executive group reflects the successful satisfaction of the Board's recruitment objective.

BASE SALARY

                 During 1992, the Committee began a thorough review of the compensation levels and programs at comparable companies. This review included the Bank's commissioning of compensation studies by outside consultants to compare existing salaries with the salaries of similarly placed executives at financial institutions deemed similar by the Committee and the Consultant.
The Committee has completed its analysis of the information gathered during this review, and has in place a performance-driven executive incentive plan to reflect the philosophy set forth above, in tandem with a new executive
performance evaluation system.   The Company's goal is to be competitive with
those financial institutions which the Committee deems to be similar, and in this manner to attract and retain top financial institution executives.
Surveys of such institutions will be conducted on a periodic basis.

                 The philosophy of the Compensation Committee is oriented toward compensation and performance systems that merge the interests of the shareholders and management by placing emphasis on rewards tied to various financial measures. The goal of all compensation and the evaluation system is to motivate and monitor the exceptional executive performances that will be required for the Bank to achieve its strategic business objectives.

                 The compensation and performance system rewards employees based on the achievement of corporate and individual objectives. The corporate objectives are outlined in the strategic plan of the Company, and include the attainment of specific levels or return on equity and return on assets. This system was not entirely in place during 1993, as the Bank's performance was still strongly impacted by losses related to the severe economic downturn, regulatory criticism and related matters. However the Committee believes that the CEO base salary (and total compensation package) is in line with both the goals of the Company discussed above and is in the top quartile of similarly situated executive salaries. The Committee believes that such level of compensation is acceptable based on the background, experience and sophistication of the CEO, which is in line with the standards discussed above. Based on this information, and providing no substantial change in the data, the Committee would expect base salary increases for the CEO and executive officers to be related primarily to changes in the cost of living, unless the survey material suggests adjustments are in order.

BONUSES

                 Bonuses will be related to achievement of corporate and individual goals, some of which will be established as part of the review process and some of which will relate to the Company's strategic planning. The goal of bonuses is to motivate the exceptional executive performances which will be required in order for the Bank to achieve its strategic business objectives, to monitor the achievement of these objectives, and to reward
extraordinary effort.   The general pool available for bonuses will be
determined after review of the Company's profitability, and thereafter the individual benchmarks will be reviewed. It is expected that bonuses will constitute the primary cash compensation increases in the near term.

LONG TERM COMPENSATION / STOCK OPTIONS

                 The long-term plan will make awards based upon the achievement of corporate and individual objectives which will enable the Bank to reach the financial goals set forth in its Strategic Plan dated June 22, 1993. The financial goals include the return to profitability, the attainment of specific levels of return on equity and return on assets. The magnitude of awards under the plan will be determined by increases in the value of the Bank's common stock, thus increasing the plan participants' incentive to achieve the goals of shareholders. It is the philosophy of the Committee to provide the potential for long term incentives to all employees of the Bank.

                 Stock Options will also be utilized to encourage executive officers to have a stake in the Company, encourage them remain with the Company and to align their interests more fully with those of the other stockholders.

SPECIAL DEDUCTION LIMIT

                 Section 162 (m) of the Internal Revenue Code limits federal income tax deductions for compensation paid after 1993 to the Company's Chief Executive Officer and its four other most highly compensated officers to $1 Million per year per individual, but includes an exception for performance based compensation that satisfies certain conditions. Because final regulations have not yet been adopted interpreting Section 162 (m) the Company has not taken steps to review its compensation programs in light of the new provisions. It is the intent of the Company to retain the deduction for compensation, to the extent possible. Based on the current level of compensation to executives of the Company and the level contemplated for the immediate future, it is believed that this limitation will not materially affect the Company, except for some unforeseen circumstance.

SHAREHOLDER RETURN GRAPH

The following line graph compares the total cumulative shareholder return on the Corporation's common stock, based upon quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poors 500, and the Montgomery Securities Southern Western Bank Monitor Southern California Proxy Index of selected bank stocks. The graph assumes $100 invested on December 31, 1988, in the Corporation's common stock and each of the indices.


                      CU BANCORP STOCK PRICE PERFORMANCE

                    1988      1989      1990       1991       1992       1993
                    ----      ----      ----       ----       ----       ----
CU BANCORP           100     130.56     84.89      47.96      31.17      62.35

S&P 500              100     131.59    127.49     166.17     178.81     196.75

SO. CALIF. PROXY     100     134.71    106.73      99.79      91.84     100.61

Source:          Montgomery Securities Western Bank Monitor

INDEBTEDNESS OF MANAGEMENT

                 Some of the Company's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have limited such ordinary banking transactions with such persons in the future. The Bank has adopted a policy that it generally will not make new loans to Directors, with the exception of loans fully secured by cash, and first mortgage loans for which there is a binding commitment on the part of another party to purchase, prior to inception of the loan. In the opinion of the management of the Bank and except as provided below, all loans and commitments to lend included in such transactions were made in compliance with applicable laws, and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar credit worthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with the Bank's respective lending policies and statutory lending limits, and prior approval of the Board of Directors is required for these loans.

                 All related party loans were current as to principal and interest payments as of December 31, 1993. In management's opinion, these loans were made in the ordinary course of business at prevailing rates and terms. There were no loans to executive officers at December 31, 1993 and 1992, or at any time during the years then ended.

                 In addition to the amounts noted above, at December 31, 1992, the Bank had charged off loans, and a letter of credit totalling $1,300,000 and $650,000 respectively, to a former director and another party.

                 During 1992 and 1993, the Bank initiated legal actions to recover these amounts on which the obligors are a former director and another unaffiliated person. In addition, the Bank sued certain former officers and directors of the Bank in connection with this matter. While the Bank is continuing to pursue the unaffiliated party, it has entered into a settlement of the litigation with the former director and officers which resulted in recovery of $766 thousand (some of which will be applied to legal costs of collection and to accrued interest) during 1993. Another $325 thousand was received during the first quarter of 1994. In addition, the settlement included potential long term payments of up to an additional $500 thousand subject to offset for certain payments. While this long term payment is secured by certain collateral, because an unrelated financial institution holds a trust deed and has commenced foreclosure proceedings on the underlying property, the Bank considers this to be unsecured and there is no assurance that the full amount will actually be recovered.

OTHER MATERIAL TRANSACTIONS

                 Except as set forth below, there are no other existing or proposed material transactions between the Company and the Bank and any of the Company's directors, executive officers, or beneficial owners of five percent or more of the Common Stock, or the immediate family or associates of any of the foregoing persons.

                 In 1993, prior to his election as a director of the Company, Kenneth Bernstein entered into an agreement with the Bank to assist in collection of a large charged off credit. In exchange for Mr. Bernstein's assistance, the Bank agreed to pay him 50% of amounts recovered on such credit (after deduction of legal fees). Although the Bank, with Mr. Bernstein's assistance, located the debtor, the debtor subsequently filed bankruptcy and no amounts have been recovered.

REGULATORY AGREEMENT

                 In November 1993, the Bank was informed by the Office of the Comptroller of the Currency ("OCC"), that the OCC had terminated the formal written agreement (the "Agreement") with the OCC entered into in June 1992, based upon the Bank's compliance with the provisions of the Agreement.

                 Under the terms of the Agreement, the Bank committed to take certain actions, including the following: (i) ensure that the Bank has a full-time and capable President and Chief Executive Officer with technical competence experience and integrity; (ii) maintain Tier 1 Capital at least equal to 10.5% of risk-weighted assets and 6% of adjusted total assets; (iii) refrain from paying any dividends unless the Bank is in compliance with its newly developed capital program and 12 U.S.C. Section Section 55 and 60 and has received the prior written approval of the OCC; (iv) develop a variety of programs, including programs designed to (A) provide effective Board supervision; (B) improve the Bank's loan administration; (C) ensure the timely identification of problem loans and other assets; and (D) eliminate the basis of the criticism of assets criticized in the ROE or by the Bank's internal loan review system; (v) review the adequacy of the Bank's "Allowance for Loan and Lease Losses" at least quarterly and maintain adequate reserves in each quarter; (vi) develop and implement a written real estate appraisal policy;
(vii) develop a strategic plan establishing objectives for, among other things, the Bank's earnings, growth, liability structure and capital adequacy; (viii) review, revise and implement a written liquidity, asset and liability management policy; (ix) document and support management and director fees; (x) correct each violation of law, rule or regulation cited in any Report of Examination; and (xi) submit monthly written reports to the Board of Directors and the OCC regarding compliance with the Agreement. The OCC released the Bank from this Agreement in November 1993.

                 In November 1993, the Federal Reserve Bank of San Francisco terminated a Memorandum of Understanding with the Company, originally entered into In August, 1992. The MOU had required: 1) a plan to improve the financial condition of CUB Bancorp and the Bank; 2) development of a formal policy regarding the relationship of CU Bancorp and the Bank, with regard to dividends, intercompany transactions tax allocation and management or service fees; 3) a plan to assure that CU Bancorp has sufficient cash to pay its expenses; 4) accurate and timely regulatory reporting; 5) prior approval of the Federal Reserve Bank prior to the payment of dividends; 6) prior approval of the Federal Reserve Bank prior to CU Bancorp incurring any debt and 7) quarterly reporting regarding the condition of the Company and steps taken regarding the Memorandum of Understanding. The termination of the MOU was taken in recognition of the Company's compliance with these requirements.


PROPOSAL 2.  APPROVAL OF THE 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

EXISTING STOCK OPTION PLANS

                 The Company does not currently have any stock option plans under which new options may be granted to non-employee directors of the Company.

SUMMARY OF THE NEW STOCK OPTION PLAN

                 On April 27, 1994, the Board of Directors adopted and approved, subject to shareholder approval, the CU Bancorp 1994 Non-Employee Director Stock Option Plan (the "1994 Non-Employee Director Plan") or (the "Plan"). The Plan is being submitted for shareholder approval. Approval of the Plan requires the affirmative vote of a majority of the shares of the Company present, or represented, and entitled to vote at a duly held meeting at which a quorum is present.

                 The Plan is intended to provide a vehicle through which the Company can reward directors for the risks of directorship, encourage their continued service and encourage their stock ownership in the

Company. The following discussion summarizes the principal features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, copies of which are available for review at the Company's principal office.

PURPOSE

                 The purpose of the Plan is to strengthen the Company by providing to non-employee directors added incentives for high levels of performance and to encourage stock ownership in the Company. The Plan seeks to accomplish these goals by providing a means whereby such non-employee directors of the Company may be given an opportunity to purchase, by way of option, Common Stock of the Company. The Plan is also intended to enable the Company and its subsidiaries to compete effectively for and retain the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

                 The Company intends that options issued under the 1994 Non-Employee Directors plan shall be Non-Qualified Stock Options.

ADMINISTRATION

                 The 1994 Non-Employee Director Plan will be administered by a Committee, to the extent possible under applicable law. The Committee will not have any discretion in the amount of options to be granted to any party, the price of any option or the term and exercisability of any option. Option grants shall be automatic as described herein and shall not be variable by the Committee. Each member of a Committee shall be a disinterested person as provided in Rule 16b-3(c)(2) promulgated pursuant to the Securities Exchange Act of 1934, as amended. The Board of Directors or the Committee (as the case shall be) shall have full power and authority in its discretion to take any and all action required or permitted to be taken under the Plan.

SHARES RESERVED

                 The number of shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Non- Employee Director Plan is 200,000. If any option granted under the 1994 Plan shall for any reason expire, be cancelled or otherwise terminate without having been exercised in full, the shares not purchased under such option shall again become available for the plan.

ELIGIBILITY

                 All non-employee directors of the Company are eligible to participate in the 1994 Non-Employee Director Plan.

GRANTS, VESTING AND EXERCISE PRICE OF OPTIONS UNDER THE 1994 NON-EMPLOYEE DIRECTOR PLAN

                 Under the 1994 Non-Employee Director Plan, the non-employee directors of the Company are eligible to receive Non- Qualified Stock Options. The 1994 Non-Employee Director Plan provides for the grant of options to non-employee directors, without any action on the part of the Committee, only upon the following terms and conditions:

                 (a) Each such person who is a director of the Company on July 1, 1994 (the "Effective Date") shall receive Non- Qualified Stock Options to acquire 5,000 shares of stock of the Company, subject to adjustment, on the Effective Date, and such options shall be deemed to have been granted on the Effective Date. The Chairman of the Board on the Effective Date shall receive options to purchase an additional 2,500 shares of the Company's Common Stock.

                 (b) Each such person who is a director of the Company on the day following an Annual Meeting of Shareholders in years commencing in 1995, shall receive nonqualified options to acquire 5,000 shares of stock of the Company, subject to adjustment, provided that the person who is then the Chairman of the Board shall receive additional nonqualified options to acquire 2,500 shares of stock of the Company, subject to adjustment; provided, however, that in the event the shares available under the 1994 Non- Employee Director Plan are insufficient to make any such grant, all grants made thereunder on such date shall be prorated.

                 (c) None of the options will be exercisable until the March 31 next following the date of grant. Each option shall become exercisable in the following four cumulative annual installments: 25% on the first March 31 following the date of the grant; an additional 25% on the second March 31 following the date of the grant; an additional 25% on the third March 31 following the date of the grant; and the last 25% on the fourth March 31 following the date of the grant. From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.

                 (d) Subject to earlier termination as provided elsewhere in the 1994 Non-Employee Director Plan, each option shall expire ten (10) years from the date the option was granted.

                 (e) The exercise price of each option shall be equal to one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted, which shall be the closing price for the stock of the Company on the date of such grant or if the date of such grant is not a trading day, the first immediately preceding trading day. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange registered under the 1934 Act on which the stock of the Company is admitted to trading or listed, or if not listed or admitted to trading on any national securities exchange, the last sale price of the stock of the Company on the National Association of Securities Dealers National Market System ("NMS") or, if not quoted in the NMS, the average of the closing bid and asked prices of the stock of the Company on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the stock of the Company is not listed on NASDAQ or any comparable system, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                 The exercise price of Common Stock acquired pursuant to an option shall be paid in cash or check payable to the order of the Company at the time the option is exercised, in whole shares of stock of the Company owned by the optionee having a fair market value on the exercise date (determined by the Committee in accordance with any reasonable evaluation method) equal to the option price of the shares being purchased, or a combination of stock and cash or check payable to the order to the Company, equal in the aggregate to the option price of the shares being purchased.

ADJUSTMENTS UPON CHANGES IN STOCK

                 If the outstanding shares of the stock of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price application to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

EXPIRATION, TERMINATION AND TRANSFER OF OPTIONS

                 Each option granted under the 1994 Non-Employee Director Plan shall, except as discussed below, expire ten (10) years from the date of the
grant.   Except in the event of termination of directorship  due to death, or termination for cause, options will terminate twelve (12) months after an optionee ceases to be a director of the Company, unless the options by their terms were scheduled to terminate earlier. During that twelve (12) month period after the non-employee director optionee ceases to serve as a director of the Company, such options shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date of which the optionee ceased to be a director of the Company or its subsidiaries. If such termination was due to such optionee's death while a director or in the twelve month period following termination of the directorship, the option, by its
terms, may be exercisable for one year after death.   If the non-employee
director optionee is removed from the Board of Directors of the Company for cause, the option terminates immediately on the date of such removal. Removal for cause shall include removal of a director who has been declared of unsound mind by an order of court or convicted of a felony. An option by its terms may only be transferred by will or by laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

TERMINATION AND AMENDMENT OF THE PLAN

                 The Plan will terminate upon the occurrence of a terminating event, including, but not limited to, liquidation, reorganization, merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"). The Board of Directors or the Committee (as the case may be) shall notify each optionee not less than thirty (30) days prior thereto of the pendency of a Terminating Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan. The Board of Directors or the Committee (as the case may be) may also suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten
(10) years from the effective date, of the Plan. No options may be granted under the Plan while the Plan is suspended or after the Plan is terminated. Rights and obligations under any option granted pursuant to the Plan, while in effect, shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the stock option was granted.

                 The Plan may be amended by the Board of Directors or the Committee (as the case may be) at any time; however provisions (a) through (e) of Section 4 of the 1994 Non-Employee Director Plan, summarized above (see "Grants, Vesting and Exercise Price of Options Under the 1994 Non-Employee Director Plan"), may not be amended more than once every six (6) months other than to comport with changes to the Code, the Employee Retirement Income Security Act or the regulations promulgated thereunder. However, except as otherwise provided in the Plan relating to adjustments upon changes in stock (e.g., stock splits or stock dividends), no amendment shall be effective unless approved by the affirmative vote of a majority of the shares of the Company present, or represented, and entitled to vote at a duly held meeting at which a quorum is present or by the unanimous written consent of the holders of all outstanding shares of the

Company entitled to vote, if the amendment will: (a) increase the number of shares reserved for options under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; or (c) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, shareholder approval need not be obtained to effect any such amendment if the Board of Directors or the Committee (as the case may be) determines that such approval is not otherwise required under applicable law and that the failure to obtain such approval will not adversely affect the Plan under the Code.

FEDERAL INCOME TAX CONSEQUENCES

                 The following discussion is only a summary of the principal federal income tax consequences of the options and rights to be granted under the Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed.

                 In the case of stock options which do not qualify as an Incentive Stock Option (Non-Qualified Stock Options), no income generally is recognized by the optionee at the time of the grant of the option. Under present law the optionee generally will recognize ordinary income at the time the Non-Qualified Stock Option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from a Non-Qualified Stock Option will constitute compensation for which withholding may be required under federal and state law.

                 Subject to special rules applicable when an optionee uses stock of the Company to exercise an option, shares acquired upon exercise of a Non-Qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.

                 The Company will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) portion of the gain recognized by the optionee in connection with the exercise of a Non-Qualified Stock Option provided the Company complies with any withholding requirements of federal and state law.

GRANT OF OPTIONS

                 Grants under the 1994 Non-Employee Director Plan are automatic as set forth above. On the Effective Date, each director then in office shall receive options to purchase 5,000 shares of the Company's common stock and the Chairman of the Board, at such date, shall receive options to purchase an additional 2,500 shares of the Company's common stock.

                 Shareholders are being asked to approve the 1994 Non-Employee Directors Plan. Approval of the Plan requires the affirmative vote of a majority of the shares of the Company present, or represented, and entitled to vote at a duly held meeting at which a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1994 NON-EMPLOYEE DIRECTOR PLAN.

                            INDEPENDENT ACCOUNTANTS

                 The Audit Committee of the Board of Directors of the Corporation selected Arthur Andersen & Co. to serve as independent accountants of the Corporation for its fiscal year ending December 31, 1993 and 1994. Arthur Andersen & Co. has no direct or material financial interest in the Corporation. Arthur Andersen & Co. has served as the Corporation's independent accountants for more than five years prior to this date. A representative of Arthur Andersen & Co. is expected to attend the 1994 Annual Meeting of Shareholders, with the opportunity to make a statement and respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

                 Any shareholder desiring to submit a proposal for action at the 1995 Annual Meeting of Shareholders which is desired to be presented in the Company's Proxy Statement with respect to such meeting, should submit such proposal to the Company at its principal place of business no later than December 15, 1994, which is 120 days prior to the anticipated mailing date of the proxy materials for the 1995 Annual Meeting.

                                 OTHER MATTERS

                 Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                 THE COMPANY WILL SUPPLY TO SHAREHOLDERS WITHOUT COST, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. EXHIBITS TO THE FORM 10-K WILL BE FURNISHED UPON PAYMENT OF REASONABLE CHARGES. WRITTEN REQUESTS SHOULD BE DIRECTED TO PATRICK HARTMAN, CHIEF FINANCIAL OFFICER, CU BANCORP, 16030 VENTURA BOULEVARD, ENCINO, CALIFORNIA 91436.


                                         CU Bancorp


                                         /s/  PAUL W. GLASS
                                         ---------------------------------
                                         Paul Glass, Chairman of the Board


Dated:  May 25, 1994
Encino, California

PROXY                             CU BANCORP
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Stephen G. Carpenter, Ronald Parker and Paul Glass, as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated below, all the shares of common stock of CU Bancorp held of record by the undersigned as of May 18, 1994, at the 1994 Annual Meeting of Shareholders of CU Bancorp (the "Meeting") to be held on July 7, 1994, and any adjournment thereof.

 1. TO ELECT AS DIRECTORS THE NOMINEES SET FORTH BELOW:

        / / FOR ALL NOMINEES LISTED
            (except as marked to the contrary). Discretionary authority to cumulate votes is granted.

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CROSS
                            OUT THE NOMINEE'S NAME).

   KENNETH L. BERNSTEIN, STEPHEN G. CARPENTER, RICHARD H. CLOSE, PAUL W. GLASS,
   M. DAVID NATHANSON, RONALD S. PARKER AND DAVID I. RAINER.

 2. TO APPROVE THE 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                 / / FOR        / / AGAINST        / / ABSTAIN

 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    The undersigned hereby ratifies and confirms all that said proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the notice of the Meeting and the proxy statement accompanying said notice.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.
                                                       Dated:             , 1994

                                                       -------------------------
                                                           Number of Shares

                                                       -------------------------
                                                             (Signature of
                                                            Shareholder(s)

                                                       -------------------------
                                                             (Signature of
                                                            Shareholder(s)

                                                       When signing as attorney,
                                                       executor, administrator,
                                                       trustee, or guardian,
                                                       please give full title as
                                                       such. If a corporation,
                                                       please sign in full
                                                       corporate name by
                                                       president or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.